UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2015
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OpGen, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 160
Gaithersburg, MD 20878
 (Address of principal executive offices, including zip code)

(240) 813-1260
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On July 12, 2015, OpGen, Inc. (the "Company") entered into a letter agreement (the "Agreement") with Fluidigm Corporation to expand the companies' existing relationship to include collaborating on the development of test kits and custom analytic instruments for identification, screening and surveillance testing of multi-drug resistant organisms (MDROs).  The Agreement also expands the existing Supply Agreement between OpGen and Fluidigm, and provides for expansion of the gene targets and organisms to be tested on OpGen's existing CLIA lab-based tests, the Acuitas® MDRO Gene Test and the Acuitas Resistome Test, using Fluidigm technologies and products.  Additionally, Fluidigm has agreed not to develop or directly collaborate with any third party to develop an FDA approved or CE marked diagnostic tests for the purpose of detecting resistome genes for identified MDROs if the Company meets certain minimum purchase commitments and other requirements.
The initial term of the Agreement is five years.  Both parties have the ability to extend the term for an additional five years.  Under the expanded Supply Agreement, the term is extended until March 17, 2018, and the Company has the right to extend the term of the Supply Agreement for up to two additional three-year terms.
Evan Jones, the Chairman of the Board and Chief Executive Officer of the Company, is also a director of Fluidigm Corporation.  The Company believes that entry into the Agreement and the extended Supply Agreement are on commercially reasonable terms no less favorable to the Company than could have been obtained from a third party.  In accordance with the Company's Code of Conduct and corporate governance guidelines, such related person status was disclosed to the Audit Committee and the Agreement approved by the Audit Committee of the Company's Board of Directors.  Mr. Jones is not a member of the Company's Audit Committee.
OpGen and Fluidigm have issued a joint press release, which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.  The Company will file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the second quarter ended June 30, 2015, which is expected to be filed in August 2015.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Document

99.1	Press Release issued by OpGen, Inc., dated July 13, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OpGen, Inc.

By:	/s/ Timothy C. Dec
	Name:	Timothy C. Dec
	Title:	Chief Financial Officer
Date: July 13, 2015

EXHIBIT INDEX
Exhibit No.	Document

99.1	Press Release issued by OpGen, Inc., dated July 13, 2015.